SITESTAR CORP. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2006, Sitestar Corp. and Subsidiaries (“The Company”) consummated a Stock Purchase Agreement with Isomedia, Inc., a Washington corporation, for the purchase of all of the issued and outstanding shares of stock of Netrover, Inc., an Ontario, Canada corporation.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, Netrover, Inc. will be treated as a wholly owned subsidiary of the Company.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 has been presented with the consolidated subsidiary at September 30, 2005. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2005 and the condensed consolidated statement of income for the year ended December 31, 2004 have been presented as if the acquisition had occurred on January 1, 2004.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at January 1, 2004, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

SITESTAR CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004
	Sitestar
	Corp. and				Pro
	Subsidiaries	Netrover, Inc.	Note	Adjustments	Forma

REVENUE
Internet service revenue	$2,790,342	$1,360,736		$-	$4,151,078
Retail revenue	262,432	-		-	262,432
Development revenue	81,430	-		-	81,430
TOTAL REVENUE	3,134,204	1,360,736		-	4,494,940

COSTS OF REVENUE
Cost of internet service revenue	997,069	552,927		-	1,549,996
Cost of retail revenue	117,067	-		-	117,067
Cost of development revenue	71,830	-		-	71,830
TOTAL COST OF REVENUE	1,185,966	552,927		-	1,738,893

GROSS PROFIT	1,948,238	807,810		-	2,756,047

OPERATING EXPENSES
Selling, general and administrative expenses	1,600,877	556,234		-	2,157,111
Depreciation and amortization	-	63,907		-	63,907
Write-down of customer list	30,387	-		-	30,387
TOTAL OPERATING EXPENSES	1,631,264	620,140		-	2,250,404

INCOME BEFORE OTHER INCOME (EXPENSE)	316,974	187,670		-	505,643

OTHER INCOME (EXPENSE)
Gain on disposal of assets	17,760	-		-	17,760
Interest expense	(233,598)	-		-	(233,598)
Expense from financing settlement	(18,216)	-		-	(18,216)
Forgiveness of debt	-	573,101		-	573,101
TOTAL OTHER INCOME (EXPENSES)	(234,054)	573,101		-	(215,838)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	82,920	760,771		-	843,691
Income taxes	-	(69,816)		-	(69,816)

NET INCOME APPLICABLE TO COMMON SHARES	$82,920	$690,955		$-	$773,875

NET INCOME PER BASIC AND DILUTED SHARES	$0.00	$6,910

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	75,619,483	100

SITESTAR CORP. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Sitestar
	Corp. and				Pro
	Subsidiaries	Netrover, Inc.	Note	Adjustments	Forma

REVENUE
Internet service revenue	$2,281,068	$896,782		$-	$3,177,850
Retail revenue	118,346	-		-	118,346
TOTAL REVENUE	2,399,414	896,782		-	3,296,196

COSTS OF REVENUE
Cost of internet service revenue	575,413	351,307		-	926,720
Cost of retail revenue	68,103	-		-	68,103
TOTAL COST OF REVENUE	643,516	351,307		-	994,823

GROSS PROFIT	1,755,898	545,475		-	2,301,373

OPERATING EXPENSES
Selling, general and administrative expenses	1,281,875	428,619		-	1,710,494
Depreciation and amortization		34,314		-	34,314
TOTAL OPERATING EXPENSES	1,281,875	462,933		-	1,744,808

INCOME BEFORE OTHER INCOME (EXPENSE)	474,023	82,542		-	556,565

OTHER INCOME (EXPENSE)
Gain on disposal of assets	17,895	-		-	17,895
Interest expense	(147,585)	-		-	(147,585)
TOTAL OTHER INCOME (EXPENSES)	(129,690)	-		-	(129,690)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	344,333	82,542		-	426,875
Income taxes	-	(30,541)		-	(30,541)

NET INCOME APPLICABLE TO COMMON SHARES	$344,333	$52,001		$-	$396,334

NET INCOME PER BASIC AND DILUTED SHARES	$0.00	$520.01

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	82,628,690	100

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

SITESTAR CORP. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005

ASSETS
	Sitestar
	Corp. and				Pro
	Subsidiaries	Netrover, Inc.	Note	Adjustments	Forma

CURRENT ASSETS
Cash and cash equivalents	$34,206	$156,070		$-	$190,276
Accounts receivable, net	135,382	9,121		-	144,503
Inventory	116,593	1,741		-	118,334
Prepaid expenses	-	8,813		-	8,813
Total Current Assets	286,181	175,745		-	461,926
Property and equipment, net	342,490	29,912		-	372,402

OTHER ASSETS
Customer lists, net of amortization	1,593,395	-		-	1,593,395
Goodwill, net of impairment	1,288,559	-	A	626,146	1,914,705
Deposits	-	2,395		-	2,395
Other assets	184,114	-		-	184,114
Total Other Assets	3,066,068	2,395		626,146	3,694,609
TOTAL ASSETS	$3,694,739	$208,052		$626,146	$4,528,937

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$290,510	$47,504		$-	$338,014
Deferred revenue	340,532	164,289		-	504,821
Notes payable - stockholders, current portion	181,439	-		-	181,439
Notes payable, current portion	1,417,532	8,165		-	1,425,697
Sales tax payable	-	10,689		-	10,689
Total Current Liabilities	2,230,013	230,647		-	2,460,660

LONG-TERM LIABILITIES
Notes payable - stockholders, less current portion	704,579	-		-	704,579
Notes payable, less current portion	185,996	-	A	403,551	589,547
Total Long-Term Liabilities	890,575	-		403,551	1,294,126
TOTAL LIABILITIES	3,120,588	230,647		403,551	3,754,786

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-		-	-
Common stock, $.001 par value, 300,000,000 shares authorized, 86,013,305 shares issued and outstanding at September 30, 2005	86,013	83	A	1,917	88,013
Additional paid-in capital	13,450,207	-	A	198,000	13,648,207
Treasury stock, $.001 par value, 6,218,305 common shares at September 30, 2005	(129,977)	-			(129,977)
Accumulated deficit	(12,832,092)	(57,391)	A	57,391	(12,832,092)
Accumulated other comprehensive income (loss)	-	34,713	A	(34,713)	-
Total Stockholders' Equity (Deficit)	574,151	(22,595)		222,595	774,151
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,694,739	$208,052		$626,146	$4,528,937

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

SITESTAR CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2005 and the statement of income for the year ended December 31, 2004 to reflect the combination of Sitestar Corp. and its consolidated subsidiaries (the “Company”) with Netrover, Inc. In order to consummate the acquisition of Netrover, Inc. the Company issued 2,000,000 shares of its common stock, valued at $200,000, to Isomedia, Inc. and issued a $403,551 non-interest bearing promissory note for the balance of the purchase.

A. To record the purchase of Netrover, Inc. and resulting goodwill.